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                                                                      Exhibit 21

                                       SUBSIDIARIES OF
                                  THE COOPER COMPANIES, INC.
                                    A DELAWARE CORPORATION

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
                                                                            JURISDICTION OF
NAME                                                                         INCORPORATION
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
The Cooper Healthcare Group, Inc.                                            Delaware
    Unimar, Inc.                                                             California
CooperVision Pharmaceuticals, Inc.                                           Delaware
The Cooper Real Estate Group, Inc.                                           Delaware
CooperSurgical Acquisition Corp.                                             Delaware
CooperVision, Inc.                                                           New York
   CooperVision, Inc.                                                        Canada
Marlow Surgical Acquisition (dormant)                                        Delaware
   CooperVision GB Finance, Inc. (dormant)                                   Delaware
   CooperVision GB Services, Inc. (dormant)                                  Delaware
Hospital Group of America, Inc.                                              Delaware
   HGA Management Services, Inc.                                             Delaware
   Hospital Group of Delaware, Inc.                                          Delaware
   Hospital Group of Illinois, Inc.                                          Illinois
   Hospital Group of Louisiana, Inc.                                         Louisiana
   Residential Centers of Indiana, Inc.                                      Delaware
   Hospital Group of New Jersey, Inc.                                        New Jersey
       Hampton Learning Center, Inc.                                         New Jersey
       HGNJ, Inc.                                                            New Jersey
Arlington Center for Recovery, L.L.C.                                        Illinois
MeadowWood Health Services, L.L.C.                                           Delaware
CooperSurgical, Inc.                                                         Delaware
   CooperSurgical, Inc.                                                      Canada
   HBH Medizintechnik GmbH                                                   Germany
Aspect Vision Holdings, Limited                                              England-Wales
   Aspect Vision Care Limited                                                England-Wales
   Contact Lens Technologies Limited                                         England-Wales
   Aspect Specialty Limited                                                  England-Wales
   New Focus HealthCare Limited                                              England-Wales
   Aspect Vision Italia s.r.l.                                               Italy
   Focus Solutions Limited                                                   England-Wales
   Averlan Company Limited                                                   England-Wales
   Aspect Contact Lenses Limited                                             England-Wales


NOTE: Except for CooperSurgical and its 52% owned subsidiary, HBH Medizintechnik GmbH, and Aspect Vision Italia s.r.l., each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above. In the case of CooperSurgical, Inc., 99.8% of the company is owned by The Cooper Companies, Inc. and the remaining .2% is owned by members of CooperSurgical's Medical Advisory Board. In the case of Aspect Vision Italia s.r.l., 75.713% is owned by The Cooper Companies, Inc. and 24.287% is owned by Giacomo Grassi.